Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption “Experts” in the Registration Statement (Form F-3) of REE Automotive Ltd. for the registration of ordinary shares and to the incorporation by reference therein of our report dated March 28, 2022, with respect to the consolidated financial statements of REE Automotive Ltd., included in its Annual Report (Form 20-F) for the year ended December 31, 2021, filed with the Securities and Exchange Commission.

/s/ Kost Forer Gabbay & Kasierer
Tel Aviv, Israel	KOST FORER GABBAY & KASIERER
September 19, 2022	A Member of Ernst & Young Global